SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 19, 2006
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NT HOLDING CORP.
(Exact name of registrant as specified in Charter)

NEVADA	000-15303	73-1215433
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8th Floor, No. 211 Johnston Road
Wanchai, Hong Kong
(Address of Principal Executive Offices)

852-2836-6202
(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 19, 2005, NT Holding Corp., a Nevada corporation (the “Company”), closed on the transaction (the “Transaction”) that was the subject of the agreement entered into on April 7, 2006, by and among the Company, its wholly-owned subsidiary, Tagalder C3 Holdings, Inc., a corporation organized under the laws of the British Virgin Islands (“Taglader”), and Grand Canal Entertainment, Inc., a Delaware corporation (“Grand Canal”). In connection with the Transaction, Grand Canal purchased from the Company all of the outstanding ownership of Tagalder.

In consideration of such purchase, Grand Canal delivered to the Company’s wholly owned subsidiary 39,702,080 shares of the common stock of Grand Canal (the “Exchange Shares”). The Exchange Shares are “restricted securities” for purposes of the Securities Act of 1933. As of the date hereof, there are a total of 45,116,000 shares of the common stock of Grand Canal issued and outstanding, of which 88.0% are owned by the Company.

Grand Canal has no operations and is listed on the Pink Sheets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NT HOLDING CORP.

Dated: April 20, 2006	By:	/s/ Chun Ka Tsun
Chun Ka Tsun
Its: Chief Executive Officer and Director